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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 1, 2000 on the consolidated financial statements and financial statement schedule of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) as of and for each of the periods ended December 31, 1999 and 1998, and September 30, 1998, included in PepsiAmericas, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP


Memphis, Tennessee,
October 25, 2000.